U.S. SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported)  March 1, 2001

                              Card Smart Corp
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)

           Nevada                000-30213              ###-##-####
 ---------------------------    -----------          ----------------
(State or other jurisdiction    (Commission          (I.R.S. Employer
      of incorporation)         File Number)         Identification)

         38820 North 25th Avenue, Phoenix, AZ            85027
    -----------------------------------------------   ----------
        (Address of principal executive offices)      (Zip Code)

   Registrant's telephone number, including area code: (602) 617-4456
                                                       --------------

                              Not applicable
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Due  to  the  death  of  Card Smart Corp (the "Company") auditor and pursuant to
Section 31(a)(1) the Investment Company Act of 1940 "Accountants and Auditors," the Company's board of directors held a special meeting and voted to replace its auditor, until the Company's new auditor can be ratified by the majority of the Company's shareholders.

Barry L. Friedman, CPA, was the Company's original auditor, and has been the Company's auditor since the Company's inception on May 1, 1998. Mr. Friedman died on January 27, 2001. He died before he completed the year-end December 31, 2000 financials for Card Smart Corp.

In connection with the Company's most recent audit for May 1, 1998(inception) through September 30, 2000, as published in the Company's 10SB12G/A filed with the U. S. Securities and Exchange Commission on October 23, 2000, there has been no disagreements with Barry L. Friedman, CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Barry L. Friedman, CPA would have caused him to make reference thereto in his report on the financial statements filed in the Company's 10SB12G/A.

Since Mr. Barry Friedman died unexpectedly, the Registrant is unable to provide a letter to the SEC stating whether or not their former CPA agrees with the above statements.

New independent accountants
---------------------------

Through a Board Resolution, the Registrant has engaged G. Brad Beckstead, CPA, as its new independent accountant as of March 1, 2000. Since the Company's inception March 2, 1999 and through December 31, 2000, the Registrant has not consulted with G. Brad Beckstead, CPA on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Card Smart Corp
                                          ---------------------
                                                Registrant

                                    By:  /s/  Georgios Polyhronopoulos
                                    ----=-----------------------------
                                             Georgios Polyhronopoulos
                                             President


Date:  March 15, 2001


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